NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

DOCUMENT SECURITY SYSTEMS, INC.

WARRANT

Warrant No. B-1

Dated: June 16, 2006

Document Security Systems, a New York corporation (the "Company"), hereby certifies that, for value received, International Barcode Corporation, a Delaware corporation, dba Barcode Technology, or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of 500,000 shares of the common stock, par value $0.02 per share (the "Common Stock”) of the Company (each such share, a “Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $10.00 per share (as adjusted as provided in Section 8, the “Exercise Price"); subject, however, to the provisions and upon the terms and conditions set forth in this Warrant (the "Warrant"). This expires at 6.00 PM (Eastern Time) on June 16, 2007 (the “Expiration Date").

1.  Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.  Registration of Transfers. This Warrant may not be sold, transferred or assigned by the Holder, without the prior written consent of the Company, which will not be unreasonably withheld or delayed. The Company shall register any transfer of any portion of this Warrant made in accordance with the terms hereof in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company (or to the warrant transfer agent for the Company, if any) at its address specified herein. Upon any such permitted registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

3.  Exercise and Duration of Warrants.

(a) This Warrant shall become exercisable by the registered Holder as follows:

Date	Warrants to become exercisable
June 30, 2006	125,000
September 16, 2006	125,000
December 16, 2006	125,000
March 16, 2007	125,000
Total Warrants	500,000

At 6:30PM, New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Notwithstanding anything to the contrary herein, if a registration statement has been filed relating to the Warrant Shares prior to the Expiration Date, the Expiration Date shall be extended for each day following the proposed effective date that the registration statement is not effective.

(b) Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the "Exercise Notice"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised in immediately available funds or bank check, and the date such items are sent to the Company (as determined in accordance with the notice provisions hereof) is an "Exercise Date." The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, provided, as a condition of the Company effecting such exercise, Holder complies with any requests the Company may make pursuant to Section 6 (relating to lost, stolen or destroyed warrants) herein. Execution and giving of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

4. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Business Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144(k) under the Securities Act and such issuance shall be promptly recorded in the Company's share registry. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. For purposes of this Agreement, Business Days shall mean any day on which Banks in New York State are open for business.

(b) Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company, excluding breach of this Warrant. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

5.  Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 8, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

8.  Certain Adjustments. The Exercise Price and number of Warrant Shares upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Fundamental Transactions. If, at any time while this Warrant is outstanding the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

(c)  Number of Warrant Shares. Simultaneously with any adjustments to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 11100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock. The number of shares of Common Stock outstanding at any given time shall in addition to issued and outstanding shares of Common Stock include all shares of Common Stock issuable upon exercise, conversion or exchange of any Convertible Securities. In calculating the offering price in connection with Convertible Securities, the price per share of Common Stock issuable upon conversion or exchange shall be determined by dividing (x) the total amount received by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total number of shares of Common Stock upon the conversion or exchange of all such Convertible Securities.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.

(f) Notice of Corporate Events. If the Company authorizes or approves, enters into any agreement comtemplating or solicits stockholder approval for (i) any merger or consolidation of the Company with or into another Person, (ii) sale of all or substantially all of the Company's assets in one or a series or related transaction, (iii) a tender offer or exchange offer pursuant to which holders of Common Stock are permitted to tender or exchange their share for other securities, cash or property (iv) the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least thirty (30) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(g)  Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

10.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (local time of the recipient) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in tlns Section on a day that is not a Business Day or later than 6:30 p.m. (local time of the recipient) on any Business Day, (c) the Business Day (or second Business Day in the case of a recipient outside the United States) following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices or communications shall be:

Document Security Systems, Inc. 28 E Main. St, Ste. 1525 Rochester, NY 14614	International Barcode Corporation 257 Park Ave South 7th Floor New York, NY 10010

11.  No Voting or Dividend Right. Except as otherwise expressly provided herein, nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company.

12.  Miscellaneous.

(a) Nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c)  Governing Law: Venue; Waiver of Trial. All questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of Rochester, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury.

(d)  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

DOCUMENT SECURITY SYSTEMS, INC.

Date:	By:	/s/ Patrick White
Name: Patrick White Title: Chief Executive Officer
Title

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Document Security Systems, Inc.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Document Security Systems, Inc., a New York corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

3.	The Holder shall pay the sum of $___________ to the Company in accordance with the terms of this Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Date: ___	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Document Security Systems, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Document Security Systems, Inc. with full power of substitution in the premises.

Dated: ______________________, _____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: